Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Reports 2022 Second Quarter Financial Results
Net Income Improved to $1.4 Million and Adjusted EBITDA Rose 70.9% to $6.5 Million
Reiterates 2022 Outlook
Second Quarter 2022 Overview
•Total revenue increased to $105.7 million from $101.5 million in the prior year period.
•Consulting Fee Revenue (“CFR”) rose 12.9% to $87.7 million from $77.7 million in the prior year period
•Gross profit up 19.6% to $37.4 million from $31.3 million in the prior year period
•Net income improved to $1.4 million, or $0.02 per diluted share, from a net loss of $(0.5) million, or $(0.01) per diluted share in the prior year period; adjusted net income (a non-GAAP measure) improved to $3.2 million from adjusted net loss of $(0.07) million in the prior year period
•Adjusted EBITDA (a non-GAAP measure) increased 70.9% to $6.5 million from $3.8 million in the same period last year

PHILADELPHIA, PA - August 9, 2022 - Hill International, Inc. (NYSE:HIL) ("Hill" or the "Company"), delivering the infrastructure of change, announced today its financial results for the second quarter ("Q2 2022") and six months ended June 30, 2022.

“Demand for Hill's services is accelerating across our end markets and geographies, with an emphasis on U.S. infrastructure projects," said Raouf Ghali, Hill's Chief Executive Officer. "We produced our second consecutive quarter of $80+ million CFR and quarter-over-quarter improvements in gross profit, operating income, and Adjusted EBITDA, and a return to net profitability. Our team produced a strong new bookings quarter, including projects in the water, energy, transportation, food production, and high-profile / mixed use residential sectors. New business development activity is robust. We believe that we are well-positioned to capitalize on industry and end market opportunities and look forward to the balance of 2022 with great optimism."

"Adjusted EBITDA for Q2 2022 increased by 70.9% to $6.5 million from the same period last year and by 110.9% to $9.7 million for the first six months of 2022," said Todd Weintraub, Hill's Chief Financial Officer. "Cash used in operations during Q2 2022 was $0.4 million, a significant improvement from a $3.3 million use of cash in the first quarter of 2022. We expect to generate positive cash flow for the remainder of 2022 and are forecasting strong overall business performance for the second half of 2022. We remain confident in our ability to achieve annual CFR of $340 million to $350 million and adjusted EBITDA of $22 million to $24 million."

Q2 2022 Financial Results Overview

Revenue increased to $105.7 million in Q2 2022 from $101.5 million in the second quarter of 2021 ("Q2 2021"), primarily reflecting a return to pre-COVID project activity levels, including returns to full staffing on certain existing projects and mobilizations on certain newly awarded projects.

Consulting fee revenue ("CFR") rose 12.9% to $87.7 million in Q2 2022 from $77.7 million in Q2 2021.

Gross profit in Q2 2022 increased 19.6% to $37.4 million, or 35.4% of total revenue, from $31.3 million, or 30.8% of total revenue, in Q2 2021, driven by higher CFR and improved contract profit margins.

Selling, general, and administrative ("SG&A") expenses in Q2 2022 rose 19.0% to $32.3 million, or 86.4% of total gross profit, from $27.1 million, or 86.6% of total gross profit, in Q2 2021. The increase in year-over-year SG&A reflected increased investments in Hill's business development team and additional expenses associated with increased CFR, as well as higher costs associated with consultants, temporary office support, and travel. SG&A in 2022 also included a $0.6 million charge related to a bond that was called. The Company has received a final court order to have the bond returned and expects to reverse its charge in the second half of 2022. SG&A expenses in Q2 2021 were reduced by $0.5 million representing an increase in bad debt recoveries associated with the receipt of payments against previously reserved receivables, on a Libyan-based project.

Excluding the impact of the above-referenced Libya bad debt recoveries and bond cost, SG&A expenses as a percentage of gross profit in Q2 2022 and 2021 would have been 84.7% and 88.1%, respectively. As previously announced, management has taken steps to ensure costs grow more slowly than gross profit. To this end, Hill has reduced the annual run rate of G&A expenses by approximately $4.0 million, the initial impact of which began to be realized in Q2 2022.

Operating profit for Q2 2022 improved to $4.5 million from $2.9 million in Q2 2021. Improved gross profit from higher CFR was partially offset by an increase in foreign currency exchange losses when compared to Q2 2021 and higher SG&A as discussed above. Adjusted operating profit, a non-GAAP measure (see definition and reconciliation in the table below) was $6.3 million in Q2 2022, compared to adjusted operating profit of $3.3 million in Q2 2021.

Net income attributable to Hill in Q2 2022 was $1.4 million, or $0.02 per diluted share, compared to net loss attributable to Hill of $(0.5) million, or $(0.01) per diluted share, in Q2 2021, driven by the same factors discussed above. Adjusted net income, a non-GAAP measure (see definition and reconciliation in the table below) which excludes the impact of foreign currency exchange losses, was $3.2 million in Q2 2022 compared to an adjusted net loss of $(0.07) million in Q2 2021.

Adjusted EBITDA, a non-GAAP measure (see definition and reconciliation in the table below) was $6.5 million in Q2 2022, compared to adjusted EBITDA of $3.8 million in Q2 2021.

Financial Condition and Backlog

Net cash used in operating activities in Q2 2022 was $0.4 million compared to net cash provided by operating activities of $3.6 million in Q2 2021. Free cash flow, a non-GAAP measure (see definition below) for Q2 2022 was $(0.8) million, which represents net cash used in operating activities, less $0.4 million in purchases of property and equipment during the quarter. Free cash flow during Q2 2021 was $3.3 million, which represents net cash provided by operating activities, less $0.2 million in property and equipment purchased during the quarter.

Unrestricted cash at June 30, 2022 was $20.3 million compared to unrestricted cash of $21.8 million at December 31, 2021. At June 30, 2022, the Company had approximately $6.2 in available and undrawn credit facilities and total liquidity was $28.5 million.

Backlog (which is a non-GAAP measure; see definition below) was $723.7 million at June 30, 2022 compared to $729.4 million at December 31, 2021.

2022 Financial Guidance

The Company reiterates its full-year 2022 guidance. For the full year, CFR is expected to be $340 million to $350 million with adjusted EBITDA of $22 million to $24 million.
Non-GAAP Measures

The following measures below are not measures of financial performance under U.S. generally accepted accounting principles ("GAAP") and should be considered in addition to and not as a substitute for, or superior to, the related measure of performance prepared in accordance with GAAP.

Backlog

Backlog represents the Company's estimate of the amount of uncompleted projects under contract and awards in-hand that are expected to be recognized as CFR in future periods as a component of total revenue. Hill's backlog is based upon the binding nature of the underlying contract, commitment or letter of intent, and other factors, including the economic, financial and regulatory viability of the project and the likelihood of the contract being extended, renewed or canceled. Although backlog reflects business that the Company considers to be firm, cancellations or scope adjustments may occur. It is an important indicator of future performance and is used by the Company in planning Hill's operational needs. Backlog is not a measure defined in GAAP and the Company's methodology for determining backlog may not be comparable to the methodology used by other companies in determining their backlog.

Adjusted Operating Profit (Loss)

Adjusted operating profit (loss) is operating profit (loss), adjusted to exclude non-recurring items and non-cash items including unrealized foreign currency exchange losses (gains), share-based compensation and the write-off of leasehold improvements previously included in property and equipment on the Company's consolidated balance sheets. The Company believes that adjusted operating profit (loss) is useful to investors and other external users of Hill's financial statements as a measure of a company's core ongoing operations, without regard to generally non-recurring items and non-cash activity.

Adjusted Net Income (Loss) Attributable to Hill

Adjusted net income (loss) attributable to Hill is net income (loss) attributable to Hill, adjusted to exclude non-recurring and non-cash items including unrealized foreign currency exchange losses (gains), share-based compensation and the write-off of leasehold improvements previously included in property and equipment on the Company's consolidated balance sheets. The Company believes that adjusted net income (loss) attributable to Hill is useful to investors and other external users of Hill's financial statements as a measure of a company's operating performance, without regard to generally non-recurring items and non-cash activity.

EBITDA and Adjusted EBITDA

Earnings before interest, taxes, depreciation and amortization ("EBITDA"), in addition to operating profit, net income, and other GAAP measures, is a useful indicator of Hill's financial and operating performance. Investors should recognize that EBITDA might not be comparable to similarly titled measures of other companies. The Company believes that EBITDA is useful to investors and other external users of Hill's financial statements in evaluating its operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Adjusted EBITDA is EBITDA, adjusted to exclude the impact of certain items, including non-recurring, one-time costs (as presented in the table below) and non-cash items such as unrealized foreign currency exchange losses (benefit) and share-based compensation expense. The Company believes that adjusted EBITDA helps its investors and other external users of Hill’s financial statements understanding of a company’s operating performance, without regard to non-recurring and other non-cash activity.

The Company does not provide a reconciliation of its 2022 financial guidance for such non-GAAP measure to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for non-recurring, one-time costs and other charges reflected in its reconciliation of historic numbers.

Free Cash Flow

Free cash flow, a non-GAAP measure, includes net cash provided by (used in) continuing operations, less purchases of property and equipment. Free cash flow is a useful indicator that provides additional perspective on Hill's ability to generate cash that is available to the Company for taxes and other corporate purposes. Investors should recognize that free cash flow might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

Conference Call

Management will host a conference call on Wednesday, August 10, 2022 at 9:00 am ET to discuss the results and business activities. Interested parties may participate in the call by dialing:

• (877) 407-9753 (Domestic) or
• (201) 493-6739 (International)

The call will also be accessible on the “Investor Relations” section of Hill’s website at www.hillintl.com. Click on “Financial Information” and then “Conferences and Calls”.

About Hill International

Hill International, with more than 3,000 professionals in over 100 offices worldwide, provides program management, project management, construction management, project management oversight, construction claims, dispute resolution, advisory, facilities management, and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as one of the largest construction management firms in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies, and objectives for future operations are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates, and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, infrastructure legislation may not be implemented, and our expenses may be higher than anticipated. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.	The Equity Group Inc.

Elizabeth J. Zipf, LEED AP BD+C	Devin Sullivan
Senior Vice President Hill International, Inc	Senior Vice President
One Commerce Square	(212) 836-9608
2005 Market Street, 17th Floor	dsullivan@equityny.com
Philadelphia, PA 19103
(215) 309-7707	Lena Cati
elizabethzipf@hillintl.com	Vice President
(212) 836-9611
lcati@equityny.com
### #### ###

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2022	December 31, 2021
Assets	(Unaudited)
Cash and cash equivalents	$20,333	$21,821
Cash - restricted	3,897	5,562
Accounts receivable, net	131,117	119,516
Current portion of retainage receivable	6,123	9,743
Accounts receivable - affiliates	21,343	21,741
Prepaid expenses and other current assets	10,981	9,937
Income tax receivable	2,381	2,163
Total current assets	196,175	190,483
Property and equipment, net	8,734	8,895
Cash - restricted, net of current portion	2,919	3,063
Operating lease right-of-use assets	16,951	18,347
Financing lease right-of-use assets	675	801
Retainage receivable	7,616	7,491
Acquired intangibles, net	2,976	3,002
Goodwill	41,805	44,127
Investments	1,124	2,038
Deferred income tax assets	2,071	2,165
Other assets	3,714	2,645
Total assets	$284,760	$283,057
Liabilities and Stockholders’ Equity
Current maturities of notes payable and long-term debt	$28,989	$25,841
Accounts payable and accrued expenses	68,808	63,856
Income taxes payable	3,808	2,610
Current portion of deferred revenue	4,406	4,088
Current portion of operating lease liabilities	4,835	4,777
Current portion of financing lease liabilities	249	246
Other current liabilities	8,429	6,006
Total current liabilities	119,524	107,424
Notes payable and long-term debt, net of current maturities	28,979	29,302
Retainage payable	286	279
Deferred income taxes	936	959
Deferred revenue	5,381	9,541
Non-current operating lease liabilities	17,230	18,565
Non-current financing lease liabilities	448	573
Other liabilities	11,631	13,175
Total liabilities	184,415	179,818
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 63,664 shares and 63,291 shares issued at June 30, 2022 and December 31, 2021, respectively	6	6
Additional paid-in capital	218,298	217,471
Accumulated deficit	(82,927)	(83,813)
Accumulated other comprehensive (loss) income	(6,463)	(1,813)
Less treasury stock of 6,807 at June 30, 2022 and December 31, 2021	(29,056)	(29,056)
Hill International, Inc. share of equity	99,858	102,795
Noncontrolling interests	487	444
Total equity	100,345	103,239
Total liabilities and stockholders’ equity	$284,760	$283,057

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Consulting fee revenue	$87,689	$77,688	$169,120	$150,097
Reimbursable expenses	18,040	23,858	38,846	38,535
Total revenue	$105,729	$101,546	$207,966	$188,632
Direct expenses	68,302	70,263	138,703	130,118
Gross profit	37,427	31,283	69,263	58,514
Selling, general and administrative expenses	32,254	27,098	61,797	54,784
Foreign currency exchange loss	1,190	1,953	2,926	2,240
Plus: Share of profit of equity method affiliates	492	665	950	1,253
Operating profit	$4,475	$2,897	$5,490	$2,743
Less: Interest and related financing fees, net	1,381	1,504	2,707	2,851
Other loss, net	364	2	214	—
Earnings (loss) before income taxes	$2,730	$1,391	$2,569	$(108)
Income tax expense	1,341	1,793	1,779	2,869
Net earnings (loss)	$1,389	$(402)	$790	$(2,977)
Less: net (loss) earnings - noncontrolling interests	(41)	91	(98)	207
Net earnings (loss) attributable to Hill International, Inc.	$1,430	$(493)	$888	$(3,184)

Basic earnings (loss) per common share - Hill International, Inc.	$0.02	$(0.01)	$0.02	$(0.06)
Basic weighted average common shares outstanding	57,789	57,079	57,748	57,029

Diluted earnings (loss) per common share - Hill International, Inc.	$0.02	$(0.01)	$0.02	$(0.06)
Diluted weighted average common shares outstanding	58,917	57,079	59,087	57,029

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net earnings (loss)	1,390	(402)	790	(2,977)
Adjustments to reconcile net loss to net cash provided by (used in):
Depreciation and amortization	596	595	1,185	1,289
Provision for bad debt	212	(2,226)	(167)	(2,457)
Amortization of deferred loan fees	128	174	291	394
Deferred tax expense	(43)	(27)	34	143
Share-based compensation	384	922	771	1,371
Operating lease right-of-use assets	1,221	1,525	1,931	2,844
Foreign currency remeasurement losses	734	1,953	973	2,240
Changes in operating assets and liabilities:
Accounts receivable	(9,138)	2,740	(16,370)	(7,095)
Accounts receivable - affiliate	(2,197)	(7,635)	399	(10,237)
Prepaid expenses and other current assets	(330)	(3,388)	(1,369)	(5,160)
Income taxes receivable	(373)	(462)	(496)	1,189
Retainage receivable	243	(622)	3,317	(419)
Other assets	(233)	204	(496)	(2,142)
Accounts payable and accrued expenses	3,576	7,956	7,136	4,037
Income taxes payable	315	(422)	1,274	(376)
Deferred revenue	1,249	(723)	(2,971)	472
Operating lease liabilities	(1,398)	(924)	(1,641)	(1,987)
Other current liabilities	3,622	3,210	2,507	5,124
Retainage payable	3	208	7	(322)
Finance lease liabilities	(4)	—	(9)	—
Other liabilities	(319)	911	(801)	910
Net cash used in operating activities	(362)	3,567	(3,705)	(13,159)
Cash flows from investing activities:
Purchase of NEYO Group	—	(683)	—	(683)
Purchase of property and equipment	(406)	(275)	(1,138)	(1,087)
Net cash used in investing activities	(406)	(958)	(1,138)	(1,770)
Cash flows from financing activities:
Repayment of term loans	(167)	(265)	(339)	(522)
Proceeds from revolving loans	8,787	10,568	22,868	15,973
Repayment of revolving loans	(10,682)	(9,449)	(19,235)	(11,226)
Proceeds from stock issued under employee stock purchase plan	35	84	56	95
Net cash provided by financing activities	(2,088)	938	3,228	4,320
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(376)	(1,564)	(1,682)	(2,105)
Net decrease in cash, cash equivalents and restricted cash	(3,232)	1,983	(3,297)	(12,714)
Cash, cash equivalents and restricted cash — beginning of period			30,446	41,413
Cash, cash equivalents and restricted cash — end of period			$27,149	$28,699
(4)

	Six Months Ended June 30,
Supplemental disclosures of cash flow information:	2022	2021
Interest and related financing fees paid	$2,484	$2,289
Income taxes paid	1,810	1,649
Cash paid for amounts included in the measurement of lease liabilities	3,892	3,148
Right-of-use assets obtained in exchange for operating lease liabilities	759	8,698
Right-of-use assets obtained in exchange for finance lease liabilities	—	205

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(In thousands)

The following table includes a reconciliation of these non-GAAP measures to its most directly comparable GAAP measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Operating profit	$4,475	$2,897	$5,490	$2,743
Adjustments to operating profit
Share-based compensation	384	922	771	1,371
Unrealized foreign currency exchange loss (benefit)	456	(29)	1,953	(101)
Non-recurring activity (1)	938	(474)	459	(474)
Adjusted operating profit	$6,253	$3,316	$8,673	$3,539

Net earnings (loss)	1,389	(402)	790	(2,977)
Less: net (loss) earnings - noncontrolling interests	(41)	91	(98)	207
Net earnings (loss) attributable to Hill International, Inc.	$1,430	$(493)	$888	$(3,184)
Adjustments to net loss attributable to Hill International, Inc.
Less: Interest and related financing fees, net	1,381	1,504	2,707	2,851
Income tax expense	1,341	1,793	1,779	2,869
Depreciation and amortization expense	596	595	1,185	1,289
EBITDA	4,748	3,399	6,559	3,825
Adjustments to EBITDA:
Share-based compensation	384	922	771	1,371
Unrealized foreign currency exchange loss (benefit)	456	(29)	1,953	(101)
Non-recurring activity (1)	938	(474)	459	(474)
Adjusted EBITDA	$6,526	$3,818	$9,742	$4,621

Net earnings (loss) attributable to Hill International, Inc.	$1,430	$(493)	$888	$(3,184)
Adjustments to net loss attributable to Hill International, Inc.
Share-based compensation	384	922	771	1,371
Unrealized foreign currency exchange loss (benefit)	456	(29)	1,953	(101)
Non-recurring activity (1)	938	(474)	459	(474)
Adjusted net income	$3,208	$(74)	$4,071	$(2,388)

(1) Non-recurring activity includes the partial collection of a fully reserved receivable in Libya and amounts related to a Romanian Bond Call in our Europe Operations, net of other non-recurring activity, during the three and six months ended June 30, 2022.